Exhibit 21

SUBSIDIARIES OF TECO ENERGY, INC.

The following is a list of subsidiaries (greater than 50% owned) of TECO Energy, Inc. and their resepctive states or other jurisdictions of incorporation or organization:

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
Bear Branch Coal Company	Kentucky
Clintwood Elkhorn Mining Company	Kentucky
Gatliff Coal Company	Kentucky
H Power II, Inc.	Florida
H Power I, Inc.	Florida
Peoples Gas System (Florida), Inc.	Florida
Perry County Coal Corporation	Kentucky
Pike-Letcher Land Company	Kentucky
Premier Elkhorn Coal Company	Kentucky
Raven Rock Development Corporation	Kentucky
Ray Coal Company, Inc.	Kentucky
Rich Mountain Coal Company	Tennessee
SeaCoast Gas Transmission, LLC	Delaware
Tampa Electric Company	Florida
TECO Clean Advantage Corporation	Florida
TECO Coalbed Methane Florida, Inc.	Florida
TECO Coal Corporation	Kentucky
TECO Diversified, Inc.	Florida
TECO Energy Foundation, Inc.	Florida
TECO EnergySource, Inc.	Florida
TECO Finance, Inc.	Florida
TECO Gemstone, Inc.	Florida
TECO Guatemala Holdings II, LLC	Florida
TECO Guatemala Holdings, LLC	Delaware
TECO Guatemala, Inc.	Florida
TECO Investments, Inc.	Florida
TECO Oil & Gas, Inc.	Florida
TECO Partners, Inc.	Florida
TECO Pipeline Holding Company, LLC	Florida
TECO Properties Corporation	Florida
TECO Solutions, Inc.	Florida
TECO Wholesale Generation, Inc.	Florida
TEC Receivables Corp.	Delaware
Triangle Finance Company, LLC	Delaware
Whitaker Coal Corporation	Kentucky